                          AMENDMENT NO. 1 TO THE
            ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT
                                BY AND AMONG
              MOBILE IMAGING CONSORTIUM, LIMITED PARTNERSHIP,
               MOBILE IMAGING CONSORTIUM - NEW HAMPSHIRE,
                                    AND
                           INSIGHT HEALTH CORP.

     THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT (the "AMENDMENT") is made and entered into on this 30th day of May, 1997, by and among Mobile Imaging Consortium, Limited Partnership ("MIC-ME"), Mobile Imaging Consortium-New Hampshire ("MIC-NH"), and InSight Health Corp. ("InSight"), as the first amendment to that certain Asset Purchase and Liabilities Assumption Agreement made and entered into on January 3, 1997, by and among MIC-ME, MIC-NH, and InSight (the "AGREEMENT").

     WHEREAS, InSight entered into the Agreement with MIC-ME and MIC-NH to purchase certain assets and assume certain liabilities of MIC-ME and MIC-NH; and

     WHEREAS, MIC-ME, MIC-NH, and InSight desire to amend certain terms of the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. This Amendment is being made pursuant to Section 24(c) of the Agreement.

     2. Capitalized terms, not otherwise defined herein, shall have the meaning set forth in the Agreement.

     3. Section 2(b) of the Agreement is hereby amended to read in its entirety as follows:

          (B) ALL CASH, CASH EQUIVALENTS, INVESTMENT SECURITIES, PROPERTY TAXES RECEIVABLE, PREPAID INSURANCE PREMIUMS, AND TAX RETURNS OF THE SELLERS, AND THE ACCOUNTS RECEIVABLE OWNED BY MIC-ME AS OF THE CLOSING DATE, AS DEFINED BELOW (THE "CURRENT ASSETS").

     4. Section 4 of the Agreement is hereby amended to provide that the Purchase Price is seven million six hundred fifty thousand dollars ($7,650,000) in the aggregate.

     5.   Current Section 4(c) shall be renumbered as Section 4(d).

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     6.   A new Section 4(c) is hereby added to the Agreement to read in its entirety as follows:

          (C) BUYER SHALL PAY EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000) IN PAYMENT FOR THE ACCOUNTS RECEIVABLE OF MIC-ME AND SUCH AMOUNT SHALL BE PAID AND/OR ADJUSTED IN ACCORDANCE WITH SECTION 25 HEREIN.

     7. A new Section 25 is hereby added to the Agreement to read in its entirety as follows:

               25.  PURCHASE OF MIC-ME ACCOUNTS RECEIVABLE.  BUYER HEREBY
               AGREES TO PURCHASE THE ACCOUNTS RECEIVABLE OF MIC-ME AS OF THE CLOSING DATE, WHICH ACCOUNTS RECEIVABLE MUST EQUAL AT LEAST ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000) (THE "MIC-ME ACCOUNTS RECEIVABLE"). MIC-ME SHALL TAKE ALL STEPS NECESSARY TO TRANSFER TO BUYER TITLE TO ALL SUCH MIC-ME ACCOUNTS RECEIVABLE. MIC-ME REPRESENTS TO BUYER THAT MIC-ME HAS THE LEGAL RIGHT TO ASSIGN AND SELL SUCH ACCOUNTS RECEIVABLE TO BUYER. FROM AND AFTER THE CLOSING DATE, BUYER SHALL USE REASONABLE EFFORTS IN THE COLLECTION OF MIC-ME'S ACCOUNTS RECEIVABLE BEING SOLD HEREUNDER. MIC-ME SHALL ASSIST BUYER AS REASONABLY NECESSARY TO COLLECT SUCH ACCOUNTS RECEIVABLE. BUYER SHALL PAY MIC-ME FOR MIC-ME'S SALE OF ITS ACCOUNTS RECEIVABLE AS FOLLOWS:

               A. NINETY (90) DAYS AFTER THE CLOSING DATE, BUYER SHALL PAY MIC-ME THE LESSER OF (I) THE EXCESS OF THE ACTUAL AMOUNT OF THE MIC-ME ACCOUNTS RECEIVABLE COLLECTED TO SUCH DATE OVER THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) (UP TO A MAXIMUM PAYMENT OF EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000)) OR (II) THREE HUNDRED THOUSAND DOLLARS ($300,000).

               B. ONE HUNDRED EIGHTY (180) DAYS AFTER THE CLOSING DATE, BUYER SHALL PAY TO MIC-ME THE LESSER OF (I) THE EXCESS OF THE ACTUAL AMOUNT OF THE MIC-ME ACCOUNTS RECEIVABLE COLLECTED TO SUCH DATE OVER THE SUM OF THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) PLUS THE AMOUNT PAID TO MIC-ME PURSUANT TO SECTION 25.A. (UP TO AN AGGREGATE MAXIMUM PAYMENT TO MIC-ME OF EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000)) OR (II) THREE HUNDRED THOUSAND DOLLARS ($300,000).

               C. TWO HUNDRED SEVENTY (270) DAYS AFTER THE CLOSING DATE, BUYER SHALL PAY TO MIC-ME THE LESSER OF (I) THE EXCESS OF THE ACTUAL AMOUNT OF THE MIC-ME ACCOUNTS RECEIVABLE COLLECTED TO SUCH DATE OVER THE SUM OF THREE HUNDRED FIFTY THOUSAND


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                    DOLLARS ($350,000) PLUS THE AMOUNT PAID TO MIC-ME PURSUANT
                    TO SECTIONS 25.A. AND 25.B. (UP TO AN AGGREGATE MAXIMUM PAYMENT TO MIC-ME OF EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000)) OR (II) TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

               D. MIC-ME AGREES THAT THE MAXIMUM AMOUNT WHICH BUYER SHALL PAY TO MIC-ME PURSUANT TO SECTIONS 25.A., B., AND C. COLLECTIVELY SHALL BE EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000).

               E. TO THE EXTENT ACTUAL COLLECTIONS OF THE MIC-ME ACCOUNTS RECEIVABLE BY BUYER EXCEED ONE MILLION ONE HUNDRED
                    THOUSAND DOLLARS ($1,100,000) DURING THE ONE (1) YEAR PERIOD FROM AND AFTER THE CLOSING DATE, BUYER WILL PAY MIC-ME, IN ADDITION TO THE AMOUNTS PAID TO MIC-ME AS SET FORTH IN SECTIONS 25.A., 25.B., AND 25.C. DOLLAR-FOR-DOLLAR FOR ANY SUCH MIC-ME ACCOUNTS RECEIVABLE COLLECTED IN EXCESS OF ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000). SUCH PAYMENTS SHALL BE MADE NO LESS FREQUENTLY THAN MONTHLY BEGINNING IN THE FIRST MONTH IN WHICH ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000) IS COLLECTED. AT THE REQUEST OF MIC-ME IMMEDIATELY FOLLOWING SUCH ONE-YEAR PERIOD, BUYER SHALL REASSIGN TO MIC-ME ALL MIC-ME ACCOUNTS RECEIVABLE REMAINING UNCOLLECTED.

     8. The parties agree that the escrow arrangement contemplated by the Agreement is no longer necessary. Accordingly, Section 16 is deleted in its entirety and replaced with the words "intentionally left blank" and Schedule K is deleted in its entirety and replaced with the words "intentionally left blank."

     9. Schedule A is hereby amended to include the accounts receivable of MIC-ME; provided, however, Sellers agree that the value of such accounts receivable shall equal at least one million six hundred thousand dollars ($1,600,000).

     10. Schedule B is hereby amended by deleting "accounts receivable" and adding "the accounts receivable of MIC-NH only."

     11. Schedule L of the Agreement is hereby replaced with the attached new Schedule L.

     12. Except as expressly modified by this Amendment, the terms and conditions of the Agreement shall continue to apply in full force and effect.


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     IN WITNESS WHEREOF, each party has caused its duly authorized representative to execute this Amendment No. 1 to the Asset Purchase and Liabilities Assumption Agreement on the date first written above.

                              MOBILE IMAGING CONSORTIUM,
                              LIMITED PARTNERSHIP
                              By its General Partner:
                              SPIN ASSOCIATES


                              By:
                                  --------------------------------
                                    Kenneth P. Cicuto, President

                              MOBILE IMAGING CONSORTIUM,
                              NEW HAMPSHIRE
                              By its General Partner:
                              SPIN ASSOCIATES


                              By:
                                  ---------------------------------
                                    Kenneth P. Cicuto, President


                              INSIGHT HEALTH CORP.


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                              Signature


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                              Print Name


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                              Title


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